Exhibit 10.5

DDC ENTERPRISE LTD.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) between DDC Enterprise Ltd. (the “Company”) and ___________ (the “Award Recipient”) is effective as of __________, 202_ (the “Effective Date”). Any undefined terms appearing herein as defined terms shall have the same meaning as they do in the DDC 2023 Employee Stock Option Plan, including the Addendum for U.S. Taxpayers, as amended and/or restated from time to time (the “Plan”). The Company will provide a copy of the Plan to the Award Recipient upon request.

WITNESSETH:

1. Award of Restricted Stock Units. Pursuant to the provisions of the Plan, the Company hereby awards the Award Recipient, subject to the terms and conditions of the Plan (incorporated herein by reference), and subject further to the terms and conditions in this Agreement, __________________ restricted stock units (“RSUs”) (the “Award”). Each RSU shall represent an unfunded, unsecured right for the Award Recipient to receive one (1) share of the Company’s Class A Ordinary Shares, par value $.40 per share (the “Stock”), as described in this Agreement.

2. Ownership Rights. The Award Recipient has no voting or other ownership rights in the Company arising from the award of RSUs under this Agreement.

3. Dividends. The Award Recipient shall be credited with dividend equivalents equal to the dividends the Award Recipient would have received if the Award Recipient had been the owner of a number of shares of Stock equal to the number of RSUs credited to the Award Recipient on such dividend payment date (the “Dividend Equivalent”). Any Dividend Equivalent deriving from a cash dividend shall be converted into additional RSUs based on the Fair Market Value of Stock on the dividend payment date. Any Dividend Equivalent deriving from a dividend of shares of Stock shall be converted into additional RSUs on a one-for-one basis. The Award Recipient shall continue to be credited with Dividend Equivalents until the Settlement Date (defined below) (or, if applicable, the forfeiture of the corresponding Award). The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding Award, and they shall vest (or, if applicable, be forfeited) and be settled in the same manner and at the same time as the corresponding Award, as if they had been granted at the same time as such Award.

4. Vesting of Award. The unvested portion of the Award is subject to forfeiture. Subject to the terms of the Plan and this Agreement, including without limitation, fulfillment of the service requirements in paragraph 8 below, the Award will vest in accordance with the following schedule (except in the case of the Award Recipient’s earlier Separation from Service due to death or Disability or an earlier Change of Control of the Company, as set forth in paragraph 6 below): 25% of the RSUs covered by this Award shall vest on EACH OF THE THREE, SIX, NINE AND TWELVE MONTH ANNIVERSARY of the Effective Date of this Award (each a “Vesting Date”), provided, however, that, any RSU representing a fractional share of Stock shall accumulate and vest on the next following vesting date on which the aggregate of vested fractional shares represents a whole share of Stock.

5. Settlement. Once vested, the Award will be settled as follows:

a. In General. Subject to paragraph 11 hereof, the Award will be settled in Stock. Subject to the terms of the Plan, settlement of the vested portion of the Award shall occur on business day following each Vesting Date; or, in the case of (i) the Award Recipient’s Separation from Service due to death or Disability or (ii) a Change of Control (as defined in the Plan), settlement of the Award shall occur as of such earlier date set forth in paragraph 6 hereof (the “Settlement Date”). As soon as practicable (but in no event more than 30 days) following the Settlement Date, the Company shall , issue or cause there to be transferred to the Award Recipient (or, in the case of the Award Recipient’s death, to the Award Recipient’s designated beneficiary or estate, as applicable or, in the case of the Award Recipient’s Disability, to the Award Recipient’s guardian or legal representative, if applicable and if permissible under applicable law) a number of whole shares of Stock equal to the aggregate number of RSUs (rounded down to a whole number) granted to the Award Recipient under this Agreement (including, without limitation, the RSUs attributable to Dividend Equivalents) that are vested as of the Settlement Date (the “Settlement Shares”). Notwithstanding the foregoing, if the Award Recipient’s Separation from Service occurs due to Disability, any such settlement of the Award by reason of such Separation from Service shall be delayed for six months from the date of the Award Recipient’s Separation from Service if the Participant is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the date of Separation from Service).

b. Termination of Rights. Upon the issuance or transfer of Settlement Shares in settlement of the Award (including, without limitation, the RSUs attributable to Dividend Equivalents), the Award shall be settled in full and the Award Recipient (or his or her designated beneficiary or estate, in the case of death) shall have no further rights with respect to the Award.

c. Certificates or Book Entry. As of the Settlement Date, the Company shall issue in the Award Recipient’s name for such Settlement Shares evidence of book-entry registration of the Settlement Shares (or, in the case of death, to the Award Recipient’s designated beneficiary, if any). No fractional shares of Stock shall be issued in settlement of the RSUs, and any fractional share of Stock that would otherwise be Settlement Stock as of the Settlement Date shall be settled through a cash payment based on the Fair Market Value of a share of Stock.

d. Conditions to Delivery. Notwithstanding any other provision of this Agreement, the Company shall not be required to evidence book-entry registration or issue or deliver any certificate or certificates representing Settlement Shares in the event the Company reasonably anticipates that such registration, issuance or delivery would violate Federal securities laws or other applicable law; provided that the Company must evidence book-entry registration or issue or deliver said certificate or certificates at the earliest date at which the Company reasonably anticipates that such registration, issuance or delivery would not cause such violation.

e. Legends. The Settlement Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Settlement Shares are listed, any applicable Federal or state laws or the Company’s Charter and Bylaws, and the Committee may cause a legend or legends to be put on or otherwise apply to any certificates or book-entry position representing Settlement Shares to make appropriate reference to such restrictions.

6. Accelerated Vesting and Settlement on Change of Control and Separation from Service Due to Death and Disability. Notwithstanding anything in this Agreement to the contrary:

a. Upon a Change of Control, the Award (including, without limitation, the RSUs attributable to Dividend Equivalents) shall immediately and fully vest and become nonforfeitable, and such Award shall be settled as soon as practicable (but in no event more than 30 days) following the date of such Change of Control; provided, however, that, in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder, the Award shall not be settled until the first Settlement Date that is also a permissible payment event under Section 409A of the Code and the regulations thereunder (but shall not be subject to the forfeiture provisions of paragraph 8 hereof following such Change of Control).

b. In the event of the Award Recipient’s Separation from Service due to death or Disability, the Award (including, without limitation, the RSUs attributable to Dividend Equivalents) shall immediately and fully vest and become nonforfeitable effective as of the date of the Award Recipient’s Separation from Service due to death or Disability, and such Award shall be settled as soon as practicable (but in no event more than 30 days) following the date of such Award Recipient’s Separation from Service due to death or Disability, as applicable.

c. The Committee shall have the sole and absolute discretion to determine whether the Award Recipient’s Separation from Service is by reason of Disability, as defined by the Plan and in accordance with Section 409A of the Code.

7. Cancellation of Award. The Committee has the right to cancel for no consideration all or any portion of the Award in accordance with Section 4 of the Plan if the Committee determines in good faith that the Award Recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Company or any Subsidiary or Affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company. The Delegate shall have the power and authority to suspend the vesting of or the right to receive Settlement Shares in respect of all or any portion of the Award if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting.

8. Employment/Service Requirements. Except as provided in this Agreement, in order to vest in and not forfeit the Award (or portion thereof, as the case may be), the Award Recipient must remain employed by, or otherwise provide service to, the Company or one of its Affiliates until the Award (or portion thereof) has vested. If there is a Separation from Service for any reason (other than due to death or Disability) before a portion of the Award has fully vested, the Award Recipient will forfeit any portion of the Award and corresponding Dividend Equivalents that have not vested as of the date of the Separation from Service unless the Committee determines otherwise.

9. No Right to Continued Employment. Nothing in the Plan or this Agreement shall confer on the Award Recipient any right to continue in the employment of the Company or its Affiliates for any given period or on any specified terms nor in any way affect the Company’s or its Affiliates’ right to terminate the Award Recipient’s employment without prior notice at any time for any reason or for no reason.

10. Transferability. Unless otherwise determined by the Committee, the RSUs subject to this Award (including, without limitation, Dividend Equivalents) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Award Recipient otherwise than by will or by the laws of intestacy, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

11. Adjustment in Award. The number of shares of Common Stock underlying this Award shall be subject to adjustment in accordance with the Plan.

12. Administration; Amendment. This Award has been made pursuant to a determination by the Committee and/or the Board of Directors of the Company, and the Committee shall have plenary authority to interpret, in its sole and absolute discretion, any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement. All such interpretations and determinations shall be final and binding on all persons, including the Company, the Award Recipient, his or her beneficiaries and all other interested parties. Subject to the terms of the Plan, this Agreement may be amended, in whole or in part, at any time by the Committee; provided, however, that no amendment to this Agreement may adversely affect the Award Recipient’s rights under this Agreement without the Award Recipient’s consent except such an amendment made to cause the Award to comply with applicable law, stock exchange rules or accounting rules.

13. Binding Nature of Plan. The Award is subject to the Plan. The Award Recipient agrees to be bound by all terms and provisions of the Plan and related administrative rules and procedures, including, without limitation, terms and provisions and administrative rules and procedures adopted and/or modified after the granting of the Award. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control, except to the extent expressly modified herein pursuant to authority granted under the Plan.

14. Compliance with Laws and Regulations. The Award and the obligation of the Company to deliver the Settlement Shares subject to the Award are subject to compliance with all applicable laws, rules and regulations, to receipt of any approvals by any government or regulatory agency as may be required, and to any determinations the Company may make regarding the application of all such laws, rules and regulations.

15. Notices. Any notice to the Company under this Agreement shall be in writing to the following address: 368 Ninth Ave., 6th Floor, New York, NY 10001. The Company will address any notice to the Award Recipient to his or her current address according to the Company’s personnel files. All written notices provided in accordance with this paragraph shall be deemed to be given when (a) delivered to the appropriate address(es) by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile to the appropriate facsimile number, with confirmation by telephone of transmission receipt; or (c) received by the addressee, if sent by U.S. mail to the appropriate address or by Company inter-office mail to the appropriate mail code. Either party may designate in writing some other address or facsimile number for notice under this Agreement.

16. Withholding. The Award Recipient authorizes the Company to withhold from his or her compensation, including the RSUs granted hereunder and the Settlement Shares issuable hereunder, to satisfy any income and employment tax withholding obligations in connection with this Award. No later than the date as of which an amount first becomes includible in the gross income of the Award Recipient for Federal income tax purposes with respect to any Settlement Shares subject to this Award, the Award Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Federal, state and local income and employment taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The Award Recipient agrees that the Company may delay delivery of the Settlement Shares until proper payment of such taxes has been made by the Award Recipient. Unless determined otherwise by the Committee, the Award Recipient may satisfy such obligations under this paragraph 16 by any method authorized under Section 9 of the Plan.

17. Voluntary Participation. Participation in the Plan is voluntary. The value of the Award is an extraordinary item of compensation outside the scope of the Award Recipient’s employment contract, if any. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

18. Force and Effect. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

19. Successors. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties.

20. Applicable Law. The validity, construction and effect of this Agreement and any rules and regulations relating to the Agreement shall be determined in accordance with the laws of the State of Delaware, unless preempted by federal law, and also in accordance with Internal Revenue Code Section 409A and any interpretive authorities promulgated thereunder.

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N WITNESS WHEREOF, this Agreement has been executed by an appropriate officer of DDC Enterprise Limited and by the Award Recipient, both as of the day and year first above written.

DDC ENTERPRISE LTD.

By:
Name:
Title:

AWARD RECIPIENT

Name:

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